SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-RFS HOTEL INVS INC

                    GABELLI SECURITIES, INC.
                                 7/10/03           12,000-           12.3500
                                 6/26/03            2,000            12.2900
                    GAMCO INVESTORS, INC.
                                 7/10/03          248,000-           12.3500
                                 7/10/03          507,100-           12.3500
                                 7/10/03            5,000            12.3300
                                 7/09/03            9,100            12.3300
                                 7/02/03           23,000            12.3200
                                 6/26/03            5,000            12.2900
                                 6/25/03           25,000            12.2840
                    GABELLI ASSOCIATES LTD
                                 7/10/03          298,900-           12.3500
                                 7/10/03           10,000            12.3300
                                 6/26/03            4,300            12.2900
                    GABELLI FUND, LDC
                                 7/10/03            4,000-           12.3500
                    GAF II
                                 7/10/03           10,000-           12.3500
                                 7/02/03            2,000            12.3200
                                 6/26/03            2,000            12.2900
                    GABELLI ASSOCIATES FUND
                                 7/10/03           10,000            12.3300
                                 7/10/03          413,400-           12.3500
                                 6/27/03              300            12.2900
                                 6/26/03            6,000            12.2900
                    GABELLI&CO PROFIT SHARING PLAN
                                 7/10/03           20,000-           12.3500
                                 7/07/03           20,000            12.3400
                     GABELLI FUNDS, LLC.
                         GABELLI EQUITY TRUST
                                 7/10/03           50,000-           12.3500
                         GABELLI CAPITAL ASSET FUND
                                 7/10/03           70,000-           12.3500
                         GABELLI ABC FUND
                                 7/10/03          218,300-           12.3500
                                 6/27/03           29,800            12.3067


(1)	THE DISPOSITIONS ON 7/10/03 WERE IN CONNECTION WITH THE
ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE
13D.  ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.